SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2004

RAMP CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	0-24768	84-1123311
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
33 Maiden Lane Fifth Floor New York, New York (Address of principal executive offices)		10038 (Zip Code)

Registrant's telephone number, including area code: (212) 440-1500

420 Lexington Avenue, Suite 1830, New York, New York 10170

(Former name or former address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure.

         On March 31, 2004, the Company disseminated the press release attached to this Current Report on Form 8-K as Exhibits 99.1 regarding the scheduled deployment of its HealthRamp CareGiver™ nursing home technology.

Item 7. Financial Statements and Exhibits.

         (c) Exhibits

         99.1 Press Release dated March 31, 2004 regarding the scheduled deployment of its HealthRamp CareGiver™ nursing home technology.

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: March 31, 2004	RAMP CORPORATION (Registrant) By:/s/ Mitchell M. Cohen Mitchell M. Cohen Executive Vice President Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description Number
99.1	Press Release dated March 31, 2004 regarding the scheduled deployment of its HealthRamp CareGiver™ nursing home technology.